UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 15, 2020

Sage Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-36544	27-4486580
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 First Street Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 299-8380

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SAGE	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Executive Officer Transition

On December 15, 2020, the Board of Directors (the “Board”) of Sage Therapeutics, Inc. (the “Company” or “Sage”) appointed Barry Greene as President and Chief Executive Officer. Mr. Greene will continue as a member of the Company’s Board of Directors. Concurrently, Jeffrey Jonas, the Company’s former President and Chief Executive Officer, resigned as President and Chief Executive Officer, and was appointed Chief Innovation Officer of the Company and Chair of the Science and Technology Forum. Dr. Jonas will remain a member of the Company’s Board of Directors.

Mr. Greene previously served as President of Alnylam Pharmaceuticals, Inc., a public biopharmaceutical company, from 2007 through September 2020, and as its Chief Operating Officer from 2003 to September 2016. Prior to Alnylam, he was General Manager of Oncology at Millennium Pharmaceuticals, Inc., a public biopharmaceutical company, where he led the company’s global strategy and execution for its oncology business. Prior to joining Millennium in 2001, Mr. Greene served as Executive Vice President and Chief Business Officer for Mediconsult.com, a healthcare consulting company. Prior to Mediconsult.com, Mr. Greene held multiple leadership positions at AstraZeneca (formerly AstraMerck), a pharmaceutical company, and was a partner of Andersen Consulting, a consulting company, where he was responsible for the pharmaceutical/biotechnology marketing and sales practice. Mr. Greene has served as a member of the boards of directors of BCLS Acquisition Corp., since 2020, Karyopharm Therapeutics, Inc., since 2013, and Acorda Therapeutics, Inc., since 2007. Mr. Greene received his B.S. in Industrial Engineering from the University of Pittsburgh and served as a Senior Scholar at Duke University’s Fuqua School of Business.

Pursuant to an offer letter between the Company and Mr. Greene dated as of December 15, 2020, Mr. Greene will receive an annual base salary of $735,000 and be eligible to receive a bonus with an annual target of 65% of his base salary, which he shall become eligible for starting with the performance year 2021 and which shall be based 100% on the achievement of the Company’s corporate goals. In accordance with the offer letter, the Board has approved the grant to Mr. Greene, with an effective grant date of January 4, 2021, of an equity award under the Company’s 2014 Stock Option and Incentive Plan (the “2014 Plan”), consisting of (i) an option to purchase 390,000 shares of the Company’s common stock subject to time-based vesting (the “Time-based Option”), which will vest as to 25% of the shares underlying the option on December 15, 2021 with the remainder of the shares vesting in equal monthly installments through December 15, 2024, and (ii) an option to purchase 650,000 shares of the Company’s common stock subject to performance-based vesting (the “Performance-based Option”), which will vest upon the achievement of certain regulatory and commercial milestones. Each of the Time-based Option and the Performance-based Option will have an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Global Market on January 4, 2021. The Time-based Option and Performance-based Option grants will be subject to the terms and conditions of the 2014 Plan and the Company’s standard form of stock option agreement.

In connection with his appointment, Mr. Greene also entered into a severance and change in control agreement with the Company pursuant to which Mr. Greene is eligible to receive certain payments and benefits in the event that his employment is terminated by the Company without “cause” (as defined in the severance agreement), or in the event that he terminates his employment with “good reason” (as defined in the severance agreement). In the event that Mr. Greene terminates his employment with “good reason” or is terminated without “cause,” other than in the event of a change in control (as defined in the agreement), he is eligible to receive 12 months of base salary continuation and 12 months of COBRA continuation of medical benefits subsidized by the Company, provided that he executes, and does not revoke, a separation agreement and release of the Company and its affiliates. In the event that Mr. Greene terminates his employment with “good reason” or is terminated without “cause” within the 12-month period following a change in control (as defined in the severance agreement), he will be eligible to receive, subject to his signing, and not revoking, a separation agreement and release of the Company and its affiliates, (i) a lump-sum cash payment equal to 12 months of base salary and a pro rata portion of his target performance-based cash compensation for the fiscal year in which the termination of employment occurred, as well as (ii) 12 months of COBRA continuation of medical benefits subsidized by the Company. In addition, upon a termination of employment for good reason or without cause within 12 months following a change in control, the vesting of all stock options and other stock-based awards with time-based vesting held by Mr. Greene shall immediately accelerate and such options or other awards shall become fully exercisable or nonforfeitable as of the date of termination. Mr. Greene will also enter into the Company’s standard form of indemnification agreement for officers and also covering his role as a director.

In connection with the appointment of Dr. Jonas as Chief Innovation Officer, the Company and Dr. Jonas entered into a letter agreement that provides that the Company will pay Dr. Jonas an annual base salary of $625,000 and that Dr. Jonas will be eligible to receive an annual bonus equal to 45% of his base salary, which shall be based on the achievement of corporate and individual goals; provided that for 2020, Dr. Jonas will be eligible to receive a bonus at his former target of 60% of his former base salary with payout determined by the Compensation Committee and Board based on corporate goal achievement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAGE THERAPEUTICS, INC.

Date: December 16, 2020	By:	/s/ Jennifer Fitzpatrick
Jennifer Fitzpatrick
Vice President, Corporate Counsel